UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2010 (May 18, 2010)

GENSPERA, INC.
(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9901 IH 10 West, Suite 800
San Antonio, TX 78230
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:   210-477-8537
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 18, 2010, GenSpera Inc. (“Company”) entered into a Securities Purchase Agreement (“Agreement”) with a number of selected institutional and accredited (“the Investors”).  Pursuant to the terms of the Agreement, the Company offered and sold the Investors 1,347,500 units resulting in gross proceeds to the Company of approximately $2,695,000.  The price per unit was $2.00.  Each unit consists of the following: (i) one share of the Company’s common stock, par value $.0001 (“Shares”), and (ii) one half Common Stock Purchase Warrant (“Warrant(s)”).  The Warrants have a term of five years and entitle the Investors to purchase the Company’s common shares at a price per share of $3.50.  The Warrants also contain provisions providing for an adjustment in the underlying number of shares and exercise price in the event of stock splits or dividends and fundamental transactions.  The Warrants also provide for a period of 180 days most favored nation provision whereby if the Company enters into a subsequent financing with another individual or entity (the “Third Party”) on terms that are more favorable to the Third Party, then at the discretion of the Investor, the agreements between the Company and the Investors shall be amended to include such better terms.  The Warrants are callable by the Company assuming the following: (i) the Common Stock trades above $6.50 for twenty (20) consecutive days; (ii) the daily average minimum volume over such 20 days is 50,000 or greater; and (iii) there is an effective registration statement covering the underlying shares.   The Agreement also grants the Investors certain piggy-back registration rights.

In connection with the transaction, we incurred a total of $36,000 in fees and expenses.  We also issued warrants to purchase a total of 18,000 shares to our placement agent.  The placement agent warrant has the same terms and conditions as the Warrant.

As part of the offering, we also agreed to exchange 43,632 units for $87,264 in payables owed to the Company’s consultant.  The exchange was on the same terms and conditions as the offering.

As a result of the Offering and the exchange, we issued a total of 1,391,132 Shares and issued 713,566 Warrants.

The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The foregoing summaries of the Securities Purchase Agreements, and Common Stock Purchase Warrant are qualified in their entirety by reference to the full text of each such document, a copy of the form of each is attached hereto as Exhibits 10.01 and 10.02 respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01 Financial Statement and Exhibits.

Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
10.01	Form of Securities Purchase Agreement	*

10.02	Form of Common Stock Purchase Warrant	*

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GenSpera, Inc.

By:	/s/ Craig Dionne
Craig Dionne Chief Executive Officer

Dated: May 24, 2010

INDEX OF EXHIBITS

Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
10.01	Form of Securities Purchase Agreement	*

10.02	Form of Common Stock Purchase Warrant	*